Exhibit T3A.1

BYLAWS OF ENJOY S.A.

(English Translation)

TITLE ONE. CORPORATE NAME, DOMICILE, DURATION, PURPOSE: ARTICLE ONE: Corporate Name: A corporation is incorporated by the name of “ENJOY S.A.,” which will be subject to the provisions on publicly held corporations and to the oversight of the Securities and Insurance Superintendence. For purposes of advertising and publicity, the Company may do business as “ENJOY.” ARTICLE TWO: Domicile: Its domicile will be the city of Santiago, notwithstanding the fact that it may establish agencies or branches elsewhere in the country or abroad. ARTICLE THREE: Duration: The company will have an indefinite duration. ARTICLE FOUR: Corporate Purpose: The purpose of the company will be to carry out all types of investment in Chile or abroad, whether such investments are in personal property, tangible or intangible assets, stock in publicly held corporations, closely held corporations, joint stock companies, whether special or of another type, rights in other companies, bonds, commercial papers and other securities, and also to purchase, sell, swap, lease, sublease urban or rural real estate, or rights thereto, to manage and operate them, to build on them on its own or others’ behalf; to exploit them, directly or through a third party, in any form. The company may consent to the formation of companies of any nature and be incorporated into already existing domestic or foreign companies. In addition, and particularly, the purpose of the company will be all activities related to tourism, hospitality, gaming casinos, gastronomy, and entertainment in general. TITLE TWO: CAPITAL AND SHARES: ARTICLE FIVE: Capital and Shares: The company’s capital is the sum of seventeen billion, six hundred and thirty-seven million, four hundred and forty-five thousand, four hundred and two pesos divided into seven hundred fourteen million, eight hundred fifty-five thousand registered, ordinary shares from a single series and without par value. ARTICLE SIX: Stock Certificates: Stock certificates will be registered in the name of the owner, and the provisions under the Companies Regulations will apply with respect to their form, issuance, delivery, replacement, swap, cancellation, transfer, and transmission, and such provisions are considered to be expressly reproduced herein. TITLE THREE: MANAGEMENT: ARTICLE SEVEN: Board of Directors: The company will be managed by a Board of Directors comprised of nine members, which may or may not be shareholders. Board Members will hold their positions for one year and may be reelected indefinitely. ARTICLE EIGHT: Remuneration: Board Members will be compensated for their duties and the amount of their remuneration will be established on a yearly basis by the Annual Shareholders’ Meeting. ARTICLE NINE: Quorum: Board of Directors meetings will be held with the attendance of the absolute majority of the Board Members and resolutions will be adopted by the absolute majority of the Board Members in attendance with voting rights. ARTICLE TEN: Vacancy: If a vacancy by a Board Member occurs, the entire Board of Directors must be renewed during the next Annual Shareholders’ Meeting that the company must hold, and in the interim the Board of Directors may appoint a replacement. ARTICLE ELEVEN: Chairman and Legal Secretary: During the first meeting that the Board of Directors holds following its election, it will designate a Chairman from among its members, who will also serve as Chairman of the company. In the Chairman’s absence, Board of Directors meetings will be chaired by a Board Member appointed by the Board of Directors for such purpose at such time. There will be a Legal Secretary appointed by the Board of Directors at its first meeting held, who will participate in Board of Directors meetings and will prepare the minutes recording discussions in such meetings, and will also provide legal advice as necessary. The Chairman will not have a casting vote to determine solutions where there is a tie. ARTICLE TWELVE: Board of Directors Meetings: Board of Directors meetings will be regular and special. Regular meetings will be held on dates and times pre-determined by the Board of Directors, will not require special notice, and must be held at least once per month. Special meetings will be held when specifically called by the Chairman, on his own initiative, or at the request of one or more Board Members, following the Chairman’s determination of the need for the meeting, except when requested by an absolute majority of Board Members, in which case the meeting must be held without a prior determination. Notice of special Board of Directors meetings will be given via certified letter mailed to each Board Member, at least three days prior to when it will take place. This time period may be decreased to twenty-four hours in advance if the letter is personally delivered to the Board Members by a notary public. Notice must contain a reference to the matters to discuss and may be omitted if the meeting is attended by all of the company’s Board Members. ARTICLE THIRTEEN: Authority: The Board of Directors will have judicial and extrajudicial representation for the company and for fulfillment of its corporate purpose, which will not be necessary to prove to third parties; it will be vested with all management and disposition powers that the law or the bylaws do not exclusively reserve for the annual shareholders’ meeting and are not required to have a special power of attorney, even with respect to acts or contracts for which the law may require this circumstance. This is without prejudice to any representation reserved to the general manager as provided for under law. ARTICLE FOURTEEN: Manager: Daily management of company business will fall to the company’s General Manager. The position of General Manager is incompatible with that of the company Chairman, Auditor, or Accountant and with the position of Board Member. TITLE FOUR: SHAREHOLDERS’ MEETINGS: ARTICLE FIFTEEN: Shareholders’ Meetings: Shareholders will meet in Regular and Special Meetings. Regular Meetings will be held once per year within the quarter following the date of the balance sheet, to make determinations with respect to matters under its purview. Special Meetings may be held at any time, when company needs require, in order to make determinations with respect to any matter that the law or bylaws place under their purview, and provided that such matters are specified in the respective notice. ARTICLE SIXTEEN: Calling Meetings and Giving Notice: Meetings will be called by the Company Board of Directors on the dates indicated in Article Fifteen. However, the Board of Directors may call Regular or Special Meetings, as applicable, when requested by shareholders that represent at least ten percent of shares issued with voting rights, stating in the request any matters to discuss during the Meeting, or when requested by the Securities and Insurance Superintendence, notwithstanding its power to call them directly. Meetings called at the request of shareholders or by the Superintendence must be held within thirty days from the date of the respective request. Notice for Shareholders’ Meetings will be given by a prominent notification to be published at least three times on different days in the newspaper for the corporate domicile as determined by the Shareholders’ Meeting, or, if there is no agreement or if the designated newspaper stops running or is no longer circulated, in the Official Gazette, at the time and in the form and conditions determined by the Regulations to the Companies Act. Notwithstanding the above, notice must also be mailed to each shareholder no less than fifteen days prior to the date on which the Meeting will be held, which must contain a reference to the matters to be discussed during the Meeting. ARTICLE SEVEN: Regular Meeting Matters: The following are matters for Regular Meetings: One) Examination of the company’s position and of reports from outside auditors and the approval or rejection of the annual report, balance sheet, financial statements and demonstrations presented by the company’s management or liquidators; Two) The distribution of profits for each fiscal year, specifically the distribution of dividends; Three) The election or removal of members of the Board of Directors, of liquidators, and of management overseers; Four) In general, any matter of company interest that is not reserved for Special Meetings. ARTICLE EIGHTEEN: Information Available to Shareholders: The annual report, balance sheet, inventory, meeting records, books, and reports from outside auditors will be made available to shareholders for their examination in the company’s management office during the fifteen days prior to the date set for the Shareholders’ Meeting. The shareholders may only examine these documents during the specified time period. During the indicated period, the shareholders may also examine the same information for subsidiaries. Notwithstanding the above, three-fourths of the acting Board Members may authorize to make certain documents confidential in relation to pending transactions if such documents could harm the company’s interest if disclosed. ARTICLE NINETEEN: Special Meeting Matters: The following are matters for Special Meetings: One) Dissolution of the company; Two) A change in corporate form, merger, or division of the company and amendment of its bylaws; Three) The issuance of bonds or debentures convertible into shares; Four) Transfer of the company’s assets under the terms stated in Number nine of Article sixty-seven of the Companies Act, or fifty percent or more of the liabilities; Five) The issuance of security interest or personal guarantees to secure third-party obligations, except where such obligations are for subsidiaries, in which case approval by the Board of Directors will be sufficient; and Six) Any other matters that fall under their purview or that of the Shareholders’ Meeting pursuant to law or the bylaws. The matters referred to under numbers One), Two), Three), and Four) may only be agreed upon in a Meeting held before a notary, who must certify that the meeting minutes are a true representation of what occurred and was agreed during the meeting. ARTICLE TWENTY: Convening Meetings: Meetings will be convened upon the first notice with the absolute majority of shares issued with voting rights and, upon the second notice with whatever number of shares that are present or represented and any resolutions will be adopted by the absolute majority of voting shares present or represented. ARTICLE TWENTY-ONE: Participation: Only the holders of shares recorded in the Shareholder Registry five business days prior to the date on which the respective Meeting will be held may participate in Meetings and exercise their rights to speak and to vote. Holders of non-voting shares, as well as Board Members and Managers that are not shareholders, may participate in Meetings with the right to speak. ARTICLE TWENTY-TWO: Powers of Attorney: Shareholders may be represented in Meetings by another person even if said person is not a shareholder. Representation must be conferred in writing for the total number of shares held by the principal on the date indicated in Article twenty-one. The form and text of the power of attorney and the description of the powers must be in accordance with the provisions of the Companies Regulations. ARTICLE TWENTY-THREE: Voting method: Each shareholder will have one vote per each share that he holds or represents. In elections carried out during Meetings, shareholders or their representatives may pool their votes in favor of one person or distribute them as they deem appropriate, and the individuals with the highest number of votes during a single vote will be declared elected until all positions to be offered are filled. ARTICLE TWENTY- FOUR: Quorum for Special Matters: The vote of two-thirds of voting shares will be required for resolutions concerning the following matters: One) The company’s change in corporate form, its division, and its merger with another company; Two) Modification of the company’s term of duration; Three) Early dissolution of the company; Four) Change in corporate domicile; Five) Reduction of capital stock; Six) Approval of contributions and estimate of non-cash assets; Seven) Modification of the powers reserved for the Shareholders’ Meeting or of the restriction on Board of Director powers; Eight) Decrease in the number of Board members; Nine) Transfer of fifty percent or more of its assets, whether or not liabilities are included; as well as the development or modification of any business plan that provides for the transfer of assets in an amount over the aforementioned percentage. For these purposes, transfers that are perfected by means of one or more acts in relation to any corporate asset during any consecutive twelve-month period are presumed to constitute the same transfer operation; Ten) The manner of distribution of company earnings; Eleven) The furnishing of security interests or personal guarantees to secure third-party obligations in excess of fifty percent of assets, except with respect to subsidiaries, in which case approval from the Board of Directors will be sufficient; Twelve) Share buybacks, under the conditions set forth in Articles twenty-seven A and B of Law eighteen thousand forty-six; Thirteen) Other matters specified in the bylaws; and Fourteen) The correction of nullity caused by procedural defects incurred in the company’s incorporation or an amendment to its bylaws that includes one or more of the matters specified in the numbers above. TITLE FIVE: BALANCE SHEET: ANNUAL REPORT AND PROFIT DISTRIBUTION: ARTICLE TWENTY- FIVE: Balance Sheet and Annual Report: The company will prepare a balance sheet for its operations as at December thirty-first of every year. At the same time it will draft a well-reasoned annual financial statement concerning the company’s position during the most recent fiscal year to be submitted for consideration by the Annual Shareholders’ Meeting. All of these documents must clearly reflect the situation concerning the company’s assets at the close of the fiscal year and the earnings obtained or losses suffered during said year. ARTICLE TWENTY-SIX: Dividends: Dividends will be paid exclusively from net profits from the fiscal year, or from retained profits originating from balance sheets approved by Shareholders’ Meetings. However, if the company has accrued losses, profits from the fiscal year will first be allocated to cover such losses. ARTICLE TWENTY-SEVEN: Distribution of Dividends: Except where a resolution stating otherwise is adopted unanimously by the issued shares during the respective Meeting, the company will distribute an annual cash dividend to its shareholders, prorated based on their shares of at least thirty percent of the net profits for each fiscal year. ARTICLE TWENTY-EIGHT: Oversight: On a yearly basis, the Annual Shareholders’ Meeting will appoint Outside Auditors from the auditors recorded in the Outside Auditor Registry kept by the Securities and Insurance Superintendence, who must examine the company’s accounting, inventory, balance sheet, and other financial statements and must inform the next Annual Shareholders’ Meeting in writing with respect to the fulfillment of their mandate. TITLE SEVEN: DISSOLUTION AND LIQUIDATION: ARTICLE TWENTY-NINE: Dissolution: The company will be dissolved based on the grounds set forth under the Law. ARTICLE THIRTY: Liquidation: Upon the company’s dissolution, the words “in liquidation” will be added to its name and the Shareholders’ Meeting must appoint a three-member Liquidation Committee to undertake liquidation. The Liquidation Committee will appoint from among its members a Chairman, who will serve as the company’s judicial and extrajudicial representation. The liquidators will serve in their positions for three years and may be reelected once. ARTICLE THIRTY-ONE: Powers: The Liquidation Committee may only carry out acts and enter into contracts directly aimed at effectuating the company’s liquidation; they will represent the company judicially and extrajudicially and will be vested with all management and disposition powers that the law or these bylaws do not exclusively reserve for Shareholders’ Meetings and are not required to have a special power of attorney, even with respect to acts or contracts for which the law may require this circumstance. TITLE EIGHT: GENERAL PROVISIONS: ARTICLE THIRTY-TWO: Arbitration: Any dispute arising between the shareholders, in their capacity as such, or between the shareholders and the company or its administrators, whether while the company is in good standing or during its liquidation, or in relation to the interpretation, performance, or validity of this agreement, will be settled in a single-instance proceeding by an arbitrator, pursuant to the procedures set forth under the Arbitration Rules of the National Arbitration Center (“CNA”); the arbitrator will be appointed pursuant to the procedure indicated in said rules, a copy of which was recorded in the notarial record book in the Santiago notary office of Raúl Iván Perry Pefaur on March twentieth, two thousand eight. In the event of a conflict, the CNA Arbitration Rules in force on the date that the arbitrator is sworn in will apply. The arbitrator’s decisions will not be subject to appeals, with the exception of those that cannot be waived in accordance with the law.  TRANSITIONAL ARTICLE ONE: The company's capital stock is the sum of 350,904,563,362 pesos divided into 6,700,937,641 registered, ordinary shares, of a single series and without par value, which has been subscribed and and paid in as follows: One) With the sum of 240,900,878962 pesos, corresponding to 4,694,959,928 registered, ordinary shares, of a single series and without par value, fully subscribed and paid. Two) With the sum of 78,938,749,260 pesos, corresponding to 1,315,645,821 registered, ordinary shares, of a single series and without par value, which must be subscribed and paid within the maximum term of three years from April 12, 2017. Three) With the sum 31,064,935,140 pesos, corresponding to 690,331,892 registered, ordinary shares, of a single series and without par value, which must be subscribed and paid within the maximum term of 3 years from August 16, 2017.